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                                                          EXHIBIT 1.A.(5)(b3)

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[LOGO]                            MONARCH LIFE INSURANCE COMPANY SPRINGFIELD,
                                                                 MASSACHUSETTS

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                  SINGLE PREMIUM IMMEDIATE ANNUITY RIDER


                  This rider provides income payments to the owner for a fixed period. Policy Schedule R shows when payments start and end, how often payments will be made and the amount of each payment.

                  In this rider, the Policy Schedule R is Policy Schedule R-SPIA. In this rider, as in the basic policy, the word YOU refers to the insured shown in Policy Schedule R.

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SINGLE            Policy Schedule R shows the single premium which is payable
PREMIUM           for this rider.

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RIDER DATE OF     This rider's date of issue is the same as this policy's unless
ISSUE             a later date is shown in Policy Schedule R.   This rider takes
                  effect on its date of issue or when the singe premium is paid, whichever is later:

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RIDER DATE        The rider date is used to determine rider payment dates, rider years and anniversaries. It is the same as the policy date, unless a later date is shown in Policy Schedule R.

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RIDER VALUE       The rider value at the end of each rider year is shown in
                  Policy Schedule R. For any date other than a rider anniversary, the rider value is adjusted for the lapse of time and income payments made since the last rider anniversary. Values for dates not shown are available on request.



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DEATH BENEFIT     If we receive proof that you have died and you are the owner of this policy, we will pay the rider value in a lump sum to the beneficiary designated under the basic policy. If you are not the owner of this policy, see IF THIS POLICY ENDS.

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INCOME PAYMENTS   The income payments designated in Policy Schedule R represent
TO THE OWNER      the payments which are guaranteed.  We may from time to time pay amounts in excess of those guaranteed.

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RIDER BENEFITS    During your lifetime, the owner can surrender for
THE OWNER         this rider to receive the rider value under one of
                  the income plans described below. We'll issue a separate written agreement putting the income plan into effect.

                  INCOME FOR A FIXED PERIOD

                  The owner may elect to receive the rider value in installments over a specified period of years. The frequency of payments and the specified period are shown in Policy Schedule R. The interest rate that we use in our calculations will be that in effect at the date of surrender as declared by us from time to time.

                  INCOME FOR LIFE

                  The owner may elect an income payable over the owner's lifetime. Payment will be made to the owner in equal monthly installments and guaranteed for at least 10 years. If the owner lives beyond the period certain, payments will continue while the owner is alive.

                  We guarantee each payment will be at least the amount shown in the following table. By age, we mean the owner's age on the owner's birthday nearest the plan's effective date. Amounts for ages not show are available on request.


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                                        Tables for Income for Life
                               (Monthly Payments for Each $1,000 Applied)

                       10 Years Certain                10 Years Certain
                       ----------------                ----------------

                 Age      Male       Female        Age       Male     Female
                ----     -----       ------       ----       ----     ------
                 0-10     $3.24       3.17           50        4.71     $4.33

                  15       3.32       3.23           55        5.14      4.70

                  20       3.41       3.30           60        5.68      5.17

                  25       3.52       3.39           65        6.35      5.80

                  30       3.66       3.50           70        7.17      6.63

                  35       3.84       3.64           75        8.07      7.64

                  40       4.07       3.81           80        8.93      8.64

                  45       4.36       4.04        85 & over    9.54      9.33



                  LOAN VALUE

                  This rider has no loan value and has no effect on the loan values under the basic policy.

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IF THIS POLICY    During your lifetime, if this policy is terminated by us,
ENDS surrendered by the owner for its net cash value, this rider will end. If you die and you are not the owner of this policy, this rider will also end. Unless the owner instructs us to apply the rider value under one of the income plans described above, we will continue the terms of this rider under a separate written agreement.

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DEATH OF OWNER    If you are not the owner of this policy and the owner dies
OTHER THAN        before all amounts payable under this rider have been
INSURED           distributed, the remaining payments will be continued to the new owner of this policy in accordance with the method and timing of payments being used as of the date of the owner's death.

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REQUIRED NOTE     Our computation of rider values is based on interest at the
ON OUR            annual rate fixed by us as of the rider date of issue, but
COMPUTATIONS      will not be more than the



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                 maximum allowed by the insurance laws and regulations in the state of jurisdiction.

                 We have filed a detailed statement of our computations with the insurance supervisor of the state of jurisdiction where this policy is delivered. The values equal or exceed those required by the law of that state or jurisdiction.

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WHEN THIS RIDER  This rider will end on the earliest of the
ENDS             following:
                    - All payments due under this rider have been made;
                    - You die prior to the date the last payment is due; or
                    - The date this policy ends.

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                  This rider is part of the policy to which it's
                  attached.




                  Secretary             President



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          POLICY SCHEDULE R-SPIA

                   INSURED  Richard Roe
                     OWNER  Richard Roe
          RIDER DATE OF ISSUE  September 10, 1985       ISSUE AGE/SEX  35 Male
                RIDER DATE  September 10, 1985          SINGLE PREMIUM $10,000

          SINGLE PREMIUM IMMEDIATE ANNUITY RIDER

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INCOME PAYMENTS TO  This rider provides income payments to the owner
THE OWNER           as follows:
                    - The fixed period is 10 years.
                    - Payments begin on December 10, 1985 and will be made on
                      the 10th day of the month each three month period thereafter.
                    - The last payment is due on September 10, 1995.
                    - The guaranteed income payments are:
                      - $385.60 during the first five (5) years of the fixed
                        period, and
                      - $366.32 during the next five (5) years of the
                        fixed period.

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RIDER VALUE         The rider value on the rider date is $9,450.

                    The rider value at the end of each rider years is:

                      End of          Rider        End of       Rider
                    Rider Year        Value      Rider Year     Value
                    ----------      --------     ----------     ------
                        1             8,690          6          4,729

                        2             8,041          7          3,725

                        3             7,321          8          2,611

                        4             6,521          9          1,373

                        5             5,634          10          -0-


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INCOME FOR A        The owner may elect to receive the rider value in
FIXED PERIOD        equal installments as follows:
                    - Installments will be made quarterly.
                    - Fixed period will be five (5) years.




SCH(86)-S                                                 POLICY SCHEDULE R-SPIA